                                                                    EXHIBIT 3.20

                                                       Adopted December 30, 1983

                                     BY-LAWS

                                       OF

                            BINDERLINE DRAFTLINE, INC.

                                    ARTICLE I

                                     OFFICES

     SECTION 1. The registered office shall be in the City of St. Clair Shores, County of Macomb, State of Michigan.

     SECTION 2. The Corporation may also have offices at such other places both within or without the State of Michigan as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                                   FISCAL YEAR

     SECTION 1. The fiscal year of the corporation shall end on the last day of June, of each year unless another date shall be fixed by resolution of the Board of Directors. After such date is fixed, it may be changed for future fiscal years at any time by further resolution of the Board of Directors.

                                   ARTICLE III

                            MEETINGS OF SHAREHOLDERS

     SECTION 1. All meetings of the Shareholders for the election of Directors shall be by waiver of notice and consent or shall be held at such place either within or without the State of Michigan as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of Shareholders for any other purpose may be held at such time and place, within or without the State of Michigan, as shall be stated in the notice of the meeting or in a duly executed Waiver of Notice thereof.






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                                                       Adopted December 30, 1983

     SECTION 2. Annual meetings of Shareholders, if actually held shall be held on such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board Of Directors, and transact such other business as may properly be brought before the meeting.

     SECTION 3. When required by law, written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each Shareholder entitled to vote at such meeting not less than ten (10) nor more than ninety (90) days before the date of the meeting.

     SECTION 4. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be held by waiver of notice and consent or may be called by the President and shall be called by the President or Secretary at the request in writing of any two (2) of the Board of Directors, if there are two (2) or more Directors (otherwise one (1) Director's request shall be sufficient) or at the request in writing of Shareholders owning not less than ten percent (10%) of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     SECTION 5. When required by law, written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than three (3) nor more than sixty (60) days before the date of the meeting, to each Shareholder entitled to vote at such meeting.

     SECTION 6. Business transacted at any special meeting of Shareholders shall be limited to the purposes stated in the notice unless all of said Shareholders agree to do otherwise.

     SECTION 7. Except as otherwise provided by statute or by the Articles of Incorporation, the holders of fifty (50%) percent of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present


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                                                       Adopted December 30, 1983

or represented at the meeting as originally notified. If the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting.

     SECTION 8. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     SECTION 9. Each Shareholder shall be entitled to one vote in person or by proxy for each share of capital stock having voting power held by such Shareholder, but no proxy shall be voted on after three (3) months from its date, unless the proxy provides for a longer period. If the Articles of Incorporation provide for more or less than one vote for any share, on any matter every reference in this Article to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. At all elections of Directors of the Corporation each Shareholder having voting power shall be entitled to exercise the right of cumulative voting, if any, as provided in the Articles of Incorporation.

     SECTION 10. Whenever the vote of Shareholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of the statutes, the meeting and vote of Shareholders may be dispensed with if all of the Shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action taken; or if the Articles of Incorporation authorized the action to be taken with the written consent of the holders of less than all of the stock who would have been entitled to vote upon the action if a meeting were held, then on the written consent of the Shareholders having not less than such percentage of the number of votes as may be authorized in the Articles of Incorporation; provided that in no case shall the written consent be by the holders of stock having less than the minimum percentage of the vote required by statute for the proposed corporate action, and provided that prompt notice must be given to all Shareholders of the taking of corporate action without a meeting and by less than unanimous written consent.

                                                       Adopted December 30, 1983
                                   ARTICLE IV

                                    DIRECTORS

     SECTION 1. The number of Directors which shall constitute the whole Board shall consist of two (2) Directors. The Directors shall be elected at the Annual Meeting of the Shareholders, except as provided in Section 2 of this Article, and each Director elected shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. Directors need not be Shareholders.

     SECTION 2. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.

     SECTION 3. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-laws directed or required to be exercised or done by the Shareholders.

     SECTION 4. A Director of the Corporation who is either present at a meeting of the Board of Directors at which action on any corporate matter is taken, or who is absent but has notice of such action by certified mail, shall be presumed to have ascented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting or within seven (7) days after written notification of such action by certified mail. The objection shall be deemed made when mailed by certified mail. Such right to dissent shall not apply to a Director who voted in favor of such action.

                                                       Adopted December 30, 1983

                       MEETING OF THE BOARD OF DIRECTORS

     SECTION 5. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Michigan.

     SECTION 6. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the Shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the Shareholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the Shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

     SECTION 7. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

     SECTION 8. Special meetings of the Board may be called by the President on one day's notice to each Director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request by two (2) of the Directors.

     SECTION 9. At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 10. Unless otherwise restricted by the Articles of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of preceedings of the Board or committee.

                                                       Adopted December 30, 1983

     SECTION 11. Members of the Board of Directors may participate in a board meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

                                    ARTICLE V

                                     NOTICES

     SECTION 1. Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these By-Laws, notice is required to be given to any Director or Stockholder, it shall not be construed to mean personal notice unless specifically allowed, but such notice may be given in writing, by mail, addressed to such Director or Stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telegram.

     SECTION 2. Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VI

                                    OFFICERS

     SECTION 1. The officers of the Corporation shall consist of the Chairman of the Board of Directors, the President, one or more Vice Presidents, if elected, the Treasurer, the Secretary and such other officers and Assistants as the Board of Directors may appoint. The Chairman of the Board shall be chosen from among the Board of Directors. The same person may hold any two or more offices excepting those of President and Vice President, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

     SECTION 2. The officers shall be elected at the annual meeting of the Board of Directors. The term of office of all officers shall be one year or until their respective successors are chosen, but any officer may he removed from office, with or without cause, at any meeting of the Board of Directors by the affirmative vote of a majority of the Directors then in office. The Board of Directors shall have power to fill any vacancies in any offices occurring from whatever reason.


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


                                                       Adopted December 30, 1983

     SECTION 3. The salaries and other compensation of all officers of the Corporation shall be fixed by the Board of Directors.

     SECTION 4. The Chairman of the Board shall be the chief executive officer of the Corporation and shall have responsibility for the general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect. He shall execute all authorized conveyances, contracts, or other obligations in the name of the Corporation except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. He shall preside at all meetings of the Shareholders and Directors and shall be ex-officio a member of all standing committees of the Board.

     SECTION 5. The President shall be the chief operating and administrative officer of the Corporation. In the absence of the Chairman of the Board, the President shall preside at all meetings of the Shareholders and at meetings of the Board of Directors. The President shall exercise such duties as customarily pertain to the office of the President and shall have general and active supervision over the property, business and affairs of the Corporation and over its several officers. The President may appoint officers, agents or employees other than those appointed by the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the By-Laws.

     SECTION 6. The Vice Presidents (if any) in the order designated by the Board of Directors, or, lacking such a designation, by the President, shall in the absence or disability of the President perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe.

     SECTION 7. The Secretary shall attend all meetings of the Board and all meetings of the Shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or by the President, under whose supervision he shall act. He shall execute with the Chairman of the Board or the President all authorized conveyances, contracts or other obligations in the name of the Corporation except as otherwise directed by the Board of Directors. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary. The Secretary shall keep a register of the post office address of each shareholder. Said address shall be furnished to the Secretary by such shareholder and the responsibility for keeping said

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                                                       Adopted December 30, 1983

address current shall be upon the shareholder. The Secretary shall have general charge of the stock transfer books of the Corporation.

     SECTION 8. The Treasurer shall have custody of and keep account of all money, funds and property of the Corporation, unless otherwise determined by the Board of Directors, and he shall render such accounts and present such statements to the Directors, the Chairman of the Board and the President as may be required of him. He shall deposit funds of the Corporation which may come into his hands in such bank or banks as the Board of Directors may designate.
He shall keep his bank accounts in the name of the Corporation and shall exhibit his books and accounts at all reasonable times to any Director of the Corporation upon application at the office of the Corporation during business hours. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the corporation in case of his death, resignation or removal from office of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     SECTION 9. The Assistant Secretaries and the Assistant Treasurers (if any), respectively, (in the order designated by the Board of Directors or, lacking such designation, by the President) in the absence of the Secretary or the Treasurer, as the case may be, shall perform the duties and exercise the powers of such Secretary or Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

                                   ARTICLE VII

                             CERTIFICATES OF SHARES

     SECTION 1. Every holder of shares in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board, Vice-Chairman of the Board, the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

     Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount paid thereon shall be specified.

     If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the

                                                       Adopted December 30, 1983

Corporation shall issue to represent such class or series of shares, provided that, except as otherwise provided in Section 471 and 472 of the Michigan Business Corporation Act, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of shares, a statement that the Corporation will furnish without charge to each Shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     SECTION 2. where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar, other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued, by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

     SECTION 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or shares to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                TRANSFER OF STOCK

     SECTION 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                                                       Adopted December 30, 1983

                               FIXING RECORD DATE

     SECTION 5. In order that the Corporation may determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. Absent Board of Director action, the record date shall be ten
(10) days before the date of such meeting.

                             REGISTERED STOCKHOLDERS

     SECTION 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Michigan.

                                  ARTICLE VIII

                                INDEMINIFICATION

     SECTION 1. To the extent permitted by Michigan law from time to time in effect and subject to the provisions of Section 3 of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably

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                                                       Adopted December 30, 1983

believed to be in or not opposed to the best interests of the Corporation, or its Shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.


     SECTION 2. To the extent permitted by Michigan law, from time to time in effect and subject to the provisions of Section 3 of this Article, the Corporation shall have power to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     SECTION 3. Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections 1 or 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by the Corporation) in a written opinion, or (3) by the Shareholders.

                                                       Adopted December 30, 1983

     SECTION 4. If a director, officer, employee or agent of a Corporation has been successful on the merits or otherwise as a party to any action, suit or proceedings referred to in Sections 1 or 2 of this Article, or with respect to any claim, issue or matter therein (to the extent that a portion of his expenses can be reasonably allocated thereto), he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     SECTION 5. Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding, as authorized by the Board of Directors, whether a disinterested quorum exists or not, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article shall be indemnified.

     SECTION 6. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of Shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 7. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or of Sections 561 to 569 of the Michigan Business Corporation Law.


                                   ARTICLE IX

                               GENERAL PROVISIONS

                                    DIVIDENDS

     SECTION 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends

                                                       Adopted December 30, 1983

may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation and the Michigan Business Corporation Act.

     SECTION 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

     SECTION 3. When called for by a vote of the Shareholders, the Board of Directors shall present at each annual meeting and at any special meeting of the Shareholders a full and clear statement of the business and condition of the Corporation.

                                     CHECKS

     SECTION 4. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                      SEAL

     SECTION 5. The corporate seal shall have inscribed there on the name of the Corporation and the words 'Corporate Seal, Michigan'. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                      LOANS

     SECTION 6. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loans,

                                                       Adopted December 30, 1983

guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of any corporation at common law or under any statute.

                                    CONTRACTS

     SECTION 7. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     No contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if;

          (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or


          (2) The material facts as to his relationship interest and as to the contract or transaction are disclosed or are known to the Shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Shareholders; or

          3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the Shareholders.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                                       Adopted December 30, 1983

                                    ARTICLE X

                                   AMENDMENTS

     SECTION 1. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the Shareholders or by the Board of Directors, unless such power is reserved exclusively to the Shareholders by the Articles of Incorporation, at any regular meeting of the Shareholders or of the Board of Directors or at any special meeting of the Shareholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such special meeting.

                                   ARTICLE XI

                             COMMITTEES OF DIRECTORS

     SECTION 1. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more Committees, to consist of two or more of the Directors of the Corporation. The board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, and as otherwise restricted by the Michigan Business Corporation Act, shal1 have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 2. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                                   ARTICLE XII

                            COMPENSATION OF DIRECTORS

     SECTION 1. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                                       Adopted December 30, 1983

                                  ARTICLE XIII

                                SHAREHOLDER LIST

     SECTION 1. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of Shareholders, a complete list of the Shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Shareholder and the number of shares registered in the name of each Shareholder. Such list shall be open to the examination of any Shareholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city, where the meeting is to be held, which place shal1 be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Shareholder who is present.